Exhibit 3.5

ARTICLES OF INCORPORATION

OF

STATER BROS. DEVELOPMENT, INC.

The undersigned, desiring to form a corporation under the laws of the State of California, declare:

FIRST: The name of this corporation is:

    STATER BROS. DEVELOPMENT, INC.

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in this State of the corporation’s initial agent for service of process is:

MARK A. RESNIK

8575 Higuera Street

Culver City, CA 90230

FOURTH: The corporation is authorized to issue 7,500 shares, all of one class, to be designated “Common Shares.”

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 28th day of April, 1983, at Culver City, California.

/s/ MARK A. RESNIK
MARK A. RESNIK

I, MARK A. RESNIK, do hereby declare that I am the person who executed the foregoing Articles of Incorporation of STATER BROS. DEVELOPMENT, INC., and that said Articles of Incorporation are my own act and deed.

Executed at Culver City, California this 24th of April, 1983.

/s/ MARK A. RESNIK
MARK A. RESNIK